Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form F-3 No. 333-215531) of Strongbridge BioPharma plc; and

(2) Registration Statement (Form S-8 No. 333-215532) pertaining to the Employees’ Savings Plan of Strongbridge BioPharma plc.

of our report dated August 17, 2015, with respect to the consolidated financial statements of Strongbridge BioPharma Plc For the year ended December 31, 2014, included in this Annual Report (Form 20-F) of Strongbridge BioPharma plc. for the year ended December 31, 2016.

/s/ Ernst & Young AB

Gothenburg, Sweden

April 4, 2017